Exhibit 10.20

PACIFIC NORTHWEST DIVISION

Battelle Memorial Institute

Technology Deployment and Outreach

Attention PNNL IP Compliance Office

P.O. Box 999, Mailstop K1-71

902 Battelle Blvd.

Richland, WA 99352

Telephone: [***]

Fax: [***]

Email: [***]

Liberty Defense Technologies, Inc.

Attention Bill Frain, CEO

187 Ballardvale Street, Suite 110,

Wilmington, MA 01887

Telephone: [***]

Email: [***]

VIA E-MAIL

Subject: Amendment to License Agreement Number 530236, Effective March 22, 2021, between Battelle Memorial Institute and Liberty Defense (formerly DrawDown Detection, Inc.) – Amendment 2

LETTER AMENDMENT 2

Dear Mr. Frain:

This letter amendment recognizes that the recent force majeure events have delayed performance in certain areas and extends the due date for calendar year Minimum Royalties by an additional calendar month and increases the length of the one-time extension for deliverables by an additional three (3) months.

A.	Article 4, MINIMUM ROYALTIES, Paragraph A, is amended to read as follows:

A.	LICENSEE shall pay to BATTELLE royalties as stated in Article 3, but in no event shall royalties for a calendar year be less than the amounts set forth in Table 1, below, during each of the calendar years indicated. LICENSEE shall pay to BATTELLE on the last day of the following February the amount (if any) required to satisfy the minimum royalty obligation for the preceding calendar year. For calendar year 2022 minimum royalties the due date shall be March 31, 2023. If LICENSEE does not pay the amount (if any) required to be paid hereunder to satisfy the minimum royalty obligation, BATTELLE may, in its sole discretion, elect to terminate this Agreement or waive this obligation in whole or in part.

Agreement Number 530236 Amendment 2	2

Liberty Defense Technologies, Inc.

February 6, 2023

2.	Article 5, DILIGENCE, Paragraph B, is amended to read:

B.	In addition to the earned royalty requirements of Paragraph 5A above, LICENSEE shall also achieve the following Minimum Diligence Requirements: (i) Develop a design and conduct a Critical Design Review (CDR) within twelve (12) months from the Effective Date. (Upon exercise of the extension of subparagraph 2b(v), this date is now March 22, 2023).

(ii) Demonstrate a prototype High Definition - Advanced Imaging Technology (HD-AIT) system within eighteen (18) months from the Effective Date. (Upon exercise of the extension of subparagraph 2b(v), this date is now September 22, 2023).

(iii) Complete a royalty bearing sale of a LICENSED PRODUCT within thirty (30) months from the Effective Date. (Upon exercise of the extension of subparagraph 2b(v), this date is now September 22, 2024).

(iv) Develop a design and conduct a CDR for integrating the shoe-scanner into the HD-AIT within thirty-six (36) months from the Effective Date. (Upon exercise of the extension of subparagraph 2B(v), this date is now March 22, 2025).

(v) LICENSEE may, on a one (1) time basis, request an extension of any or all of the diligence requirements of (i) through (iv), above, for a term of up to twelve (12) months with no additional cost or amendment fee.

3.	The remainder of the Agreement shall remain unchanged.

4.	The Parties acknowledge that LICENSEE has exercised its right to extend Diligence requirements under Article 5, Paragraph B (v), and that this extension has been amended to add an additional three (3) months.

6.    If you are in agreement with this Letter Amendment 2, please indicate your acceptance below and return one copy of this Letter Amendment 2 on or before ten (10) days following signature by BATTELLE, to:

[***]

Agreement Number 530236 Amendment 2	3

Liberty Defense Technologies, Inc.

February 6, 2023

Sincerely,

BATTELLE MEMORIAL INSTITUTE		LIBERTY DEFENSE TECHNOLOGIES, INC.

BY	/s/ Christina Lomasney	BY	/s/ William Frain

PRINTED NAME	Christina Lomasney	PRINTED NAME	William Frain

TITLE	Director of Commercialization	TITLE	CEO

DATE	2/9/2023	DATE	2/17/23